Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-8 of our report dated April 15, 1999, with respect to the financial statements of Genta Jago Technologies B.V., appearing in the Annual Report on Form 10-K, as amended, of Genta Incorporated for the year ended December 31, 1998 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern).

/s/ DELOITTE AND TOUCHE EXPERTA LTD.


Bernardin Marty                          Tobias Pfeiffer

Basle, Switzerland
January 4, 2000